Exhibit 4.1

COMMON STOCK $0.001 PAR VALUE COMMON STOCK $0.001 PAR VALUE RS Reliance Steel & Aluminum INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE Co. SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 759509 10 2 THIS IS TO CERTIFY THAT IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF RELIANCE STEEL & ALUMINUM CO. , transferable on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers. Dated: SEAL 2015 CORPORATE SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER & COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (Brooklyn, NY) TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE

RELIANCE STEEL & ALUMINUM CO. The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each series of the Corporation so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of classes and series of the shares of the Corporation. Such request may be made to the Secretary of the Corporation at its principal executive office or to the transfer agent. The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM—as tenants in common TEN ENT —as tenants by the entireties JT TEN —as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT Custodian Cust Minor under Uniform Gifts to Minors Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Shares of the common stock represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated, NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed  By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.